UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
LKQ Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

LKQ CORPORATION

SUPPLEMENT DATED APRIL 2, 2008

To

PROXY STATEMENT DATED APRIL 1, 2008

        We are sending this Supplement because certain information was inadvertently stated incorrectly or omitted from the Proxy Statement dated April 1, 2008 relating to the May 5, 2008 annual meeting of stockholders of LKQ Corporation. Under the caption "Introduction" in the Proxy Statement dated April 1, 2008, the website address at which electronic versions of our 2008 Proxy Statement and our 2007 Annual Report are available contained an error. The corrected website and omitted information is set forth below.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on May 5, 2008

The 2008 Proxy Statement and the 2007 Annual Report are available at http://phx.corporate-ir.net/phoenix.zhtml?c=147311&p=IROL-proxy.

DELIVERY OF PROXY MATERIALS TO HOUSEHOLDS

        Rules of the Securities and Exchange Commission permit us to use a method of delivery that people often refer to as "householding." Householding permits us to mail a single set of proxy materials to any household where two or more different stockholders reside and are members of the same household or in which one stockholder has multiple accounts, unless we receive contrary instructions from any such stockholder. In addition, certain intermediaries (i.e., brokers, banks or other nominees) have notified us that they will household proxy materials for our annual meeting of stockholders. For voting purposes, these materials will include a separate proxy card for each account at the shared address. We will deliver promptly, if you request orally or in writing, a separate copy of our 2008 Proxy Statement and our 2007 Annual Report to any stockholder at the same address. If you wish to receive a separate copy of our 2008 Proxy Statement and our 2007 Annual Report, then you may contact our Investor Relations Department (a) by mail at LKQ Corporation, 120 North LaSalle Street, Suite 3300, Chicago, Illinois 60602, (b) by telephone at 877-LKQ-CORP (toll free), or (c) by e-mail at irinfo@lkqcorp.com. You can also contact your broker, bank or other nominee to make a similar request. Stockholders sharing an address who now receive multiple copies of our proxy statement and annual report may request delivery of a single copy by contacting us as indicated above, or by contacting their broker, bank or other nominee, so long as the broker, bank or other nominee has elected to household proxy materials.